EXHIBIT 10.18

AGREEMENT made the 30th day of August 1991 BETWEEN the INDUSTRIAL DEVELOPMENT AUTHORITY  of Wilton Park House, Wilton Place, Dublin 2 (hereinafter called “the lessor”) of the one part and MCGHAN LIMITED having its registered office at (hereinafter called “the lessee”) of the other part.

WHEREAS:

1.       By a Sub-Lease dated the         day of                     19            (hereinafter called “the sub-lease”) the lessor demised to the lessee ALL THAT AND THOSE the lands and premises situated in the townland of Kilbride, County Wicklow, being part of the lands comprised in Folio 3127L County Wicklow, as more particularly described on the map annexed thereto with the factory buildings and outoffices thereon subject to the reservations and exceptions specified in the sub-lease for a term of thirty five years from the 1st day of March 1983.

2.       The lessee has now requested the lessor to grant to it an option to purchase the premises demised by the sub-lease (hereinafter referred to as “the premises”) and the lessor has agreed to this request on the terms and conditions hereinafter contained.

NOW THIS AGREEMENT WITNESSES that:

1.       In pursuance of the said Agreement and in consideration of the sum of £1 now paid by the lessee to the lessor (the receipt whereof the lessor hereby acknowledges) the lessor hereby grants to the lessee the option for the residue of the term of the sub-lease (hereinafter called “the option period”) to acquire the premises on the terms and conditions hereinafter contained for a leasehold interest for a term of

999 years subject to the yearly rent of £14 reviewable and subject to the terms and conditions of the draft lease annexed hereto and signed by the parties for identification.

2.       The option shall be exercisable by the lessee serving on the lessor a notice (hereinafter called “the option notice”) and at the same time paying the deposit hereinafter provided for. Upon service of the option notice and payment of the deposit the lessor shall be deemed to have contracted to sell and the lessee to purchase the premises on the terms and conditions specified in Clause 5 hereof.

3.       At the time of service of the option notice the lessee shall pay to the lessor the sum of IR£50,000.00 in part payment of the purchase price.

4.       The purchase price of the premises shall be determined as of the date of service of the option notice by having the rent payable under the sub-lease reviewed as a special review as of the said date of service of the option notice. The procedure in such special review shall be in accordance with Clause 3 of the sub-lease and shall be the Current Market Rent as defined in Clause 3 of the sub-lease; the purchase price payable shall be the sum obtained by multiplying the rent reviewed as aforesaid by the factor of eleven.

5.       The terms and conditions on which the lessor shall be deemed to have contracted to sell and the lessee to purchase the premises shall be those set out in the General Conditions of Sale (1986 Edition) issued by The Incorporated Law Society of Ireland subject to and with the benefit of the following Special Conditions:-

(a)     the purchase price shall be that as determined by Clause 4 hereof;

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(b)     the parcels particulars shall be as described in the draft lease annexed hereto.

(c)     the title shall consist of a certified copy of Folio 3127L County Wicklow;

(d)     all rent reserved by the sub-lease and all arrears thereof (apportioned if necessary) due to the date of completion of the sale and purchase shall be paid to the said date of completion;

(e)     the interest rate provided for in Clause 4 of the said General Conditions shall be 20% per annum;

(f)      the completion date shall be the 28th day following the ascertainment of the purchase price pursuant to Clause 4 hereof;

(g)     the contract shall be subject to all appropriate consents being produced under the Land Act, 1965.

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IN WITNESS whereof the parties hereto have caused their respective Seals to be hereunto affixed the day and year first herein written.

PRESENT when the Seal of the

INDUSTRIAL DEVELOPMENT AUTHORITY

was affixed hereto:-

/s/ [ILLEGIBLE]
/Authorised Officer

/s/ [ILLEGIBLE]
/Authorised Officer

PRESENT when the Seal of

MCGHAN LIMITED

was affixed hereto:-

/s/ [ILLEGIBLE]
DIRECTOR/CHAIRMAN

/s/ [ILLEGIBLE]

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THIS INDENTURE made the             day of                     19            BETWEEN the INDUSTRIAL DEVELOPMENT AUTHORITY having its Principal Office at Wilton Park House, Wilton Place in the City of Dublin (hereinafter called “the Authority” which expression shall include its successors and assigns) of the one part and MCGHAN LIMITED having its registered office at 1, Earlsfort Centre, Hatch Street, Dublin 2 (hereinafter called “the Lessee” which expression shall include its successors and permitted assigns) of the other part.

WITNESSETH:

1.             In consideration of the sum of IR£                   paid by the Lessee to the Authority (the receipt of which is hereby acknowledged) the Authority hereby demises to the Lessee ALL THAT AND THOSE the premises described in the First Schedule hereto (hereinafter referred to as “the demised premises”) TO HOLD the same unto the Lessee for a term of 999 years from the       day of                     19            subject to the rent set out in the First Schedule hereto and to the terms and conditions set out in the Second and Third Schedules hereto.

2.             The Lessee hereby covenants with the Authority that it will observe all the terms and conditions contained in the First, Second and Third Schedules hereto as if each term and condition applicable to the Lessee was incorporated as a separate covenant with the Authority.

3.             The Authority covenants with the Lessee that it will observe all the terms and conditions contained in the First, Second and Third Schedules hereto insofar as the same are binding upon the Authority as if each term and condition applicable to the Authority was incorporated herein as a separate covenant with the Lessee.

FIRST SCHEDULE

PREMISES

1.             ALL THAT AND THOSE part of the lands of Kilbride, Arklow situated at the Authority’s Industrial Estate in the County of Wicklow more particularly described on the map annexed hereto and thereon surrounded by a red verge line being part of the lands comprised in Folio 6078F of the Register County of Wicklow with all buildings fences sewers and other works which may from time to time be thereon or thereunder TOGETHER WITH with a right of way for the Lessee, its servants, agents, invitees and licencees for all purposes to pass and repass with or without a means of transport over the estate roads serving the demised premises coloured yellow on the map annexed hereto when same have been constructed AND TOGETHER WITH the free passage and running to and from the demised premises of water, soil, sewage, effluent, gas, electricity, telephone signals, oil and heating fuels and other services through all pipes, drains, sewers, mains, ducts, conduits, cables and wires now in, under or over or at any time within 21 years from the date of this Lease to be in, under of over the property of the Authority not hereby demised or any part thereof EXCEPTING AND RESERVING unto the Authority its successors and assigns:

(a)                                  the free and uninterrupted passage and running of water soil and effluent drainage gas water oil electricity steam telephone or any other service or supply to and from the other buildings and lands the property of the Authority and its tenants adjoining or near to the demised premises through the sewers drains watercourses conduits pipes wires and cables which now are or may hereafter within the period of 21 years from the date of this Lease during the term hereby granted be in or over under or upon the demised premises;

(b)                                 at any time hereafter and from time to time full right and liberty to execute works services and erections and buildings upon or to alter or rebuild any of the erections services and buildings erected on its adjoining and neighboring land and to use the same as it may think fit;

(c)                                  the full and free right and liberty to the Lessor its servants and agents to enter after at least two days notice except in the case of emergency) upon the demised premises at all reasonable times for the purpose of connecting, laying, inspecting, repairing, cleaning, maintaining, altering, replacing or renewing any sewer drain, main, pipe, wire, cable, watercourse, channel, conduit or subway and to erect, construct or lay in, over under or across the demised premises not built upon any sewers, drains, main, pipes, wires, cables, poles, structures, fixtures or other works for the drainage of or for the supply of water gas electricity oil telephone heating steam radio and television signals and other services to other premises of the Authority causing as little inconvenience as possible to the Lessee and the Authority making good any damage thereby occasioned;

(d)                                 all rights easements and privileges now belonging to or enjoyed by any adjoining property.

MINING RIGHTS

2.             All mines, minerals, quarries and royalties whatsoever in or under the demised premises during the term of the demise are excepted and reserved out of the demise.

RENT AND GALE DAYS

3.             The rent of the demised premises shall be payable in advance without any deductions whatsoever on the 1st day of January in each year with the exception of the first installment which shall be paid on the execution hereof. In the first to the fifth year inclusive of the term of the demise the annual rent shall be IR£10 per acre. From the commencement of the sixth year of the term of the demise and for the residue of the term hereby created the annual rent shall be determined as specified in the Third Schedule hereto.

SECOND SCHEDULE

1.             The Lessee shall pay the rent hereby reserved without any deductions whatsoever on the dates hereinbefore provided for.

2.             In addition to the said rent the Lessee shall pay and discharge all taxes, rates, duties, charges, assessments and impositions whatsoever including Value Added Tax whether Parliamentary, Municipal, County, Union, District or any other description which may now or at any time hereafter be assessed, charged or imposed on the premises or any part thereof or the Rent payable thereout and whether payable by owner or occupier.

3.             As the demised premises are situated upon an Industrial Estate, to bear with the owners or occupiers of each other unit in the said Industrial Estate the cost and expense of all necessary maintenance, repair and up-keep (and operating cost where applicable) of access roads, footpaths, common areas, drainage and water services and public lighting in the same proportion as the gross floor area of the buildings erected on the demised premises bears to:

(A)                              In the case of a completed estate the total gross floor areas of all the industrial units in the estate and

(B)                                In the case of a non completed or part completed estate the total gross floor areas of all the completed units in the estate and where roads and services have been provided to un-developed areas of the estate, the gross floor area of buildings in the course of erection and proposed buildings fronting on to such services until such time as same are taken in charge by the Local Authority PROVIDED ALWAYS that the Lessee shall have no liability to contribute to the repair maintenance and upkeep of the roads, footpaths, common areas, drainage, water services and public lighting where the same are damaged or require repair or maintenance as a result of damage incurred during the course of the building works on the Industrial Estate exclusive of the portion thereof hereby demised;

4.             To bear with the owners or occupiers of each other unit in the said Industrial Estate the cost and expense of all necessary estate security in the same proportion as the gross floor area of the completed buildings erected on the demised premises bears to the gross floor areas of all the completed units in the said estate;

5.             Save as provided for in Clause 6 below the Lessee shall not construct any buildings or carry out any other works (including without prejudice to the generality of the foregoing floodlights or illuminated signs) on the demised premises without the prior consent in writing of the Authority such consent not to be unreasonably withheld.

LOCAL AUTHORITY REQUIREMENTS

6.             The Lessee shall execute all such works which any County or District Council or other Local or Public Authority may require to be carried out in respect of the demised premises either by the Authority or by the Lessee and immediately after the receipt of any notice requiring such works to be carried out the Lessee shall send a copy thereof to the Authority.

7.             Without prejudice to the generality of Clause 4, the Lessee shall:-

7-1                              on receipt of any notice, order or request pursuant to provisions of the Local Government (Planning and Development) Acts 1963 and 1976 or any Act or Acts amending extending or replacing the same or any regulation made thereunder forthwith notify the Authority of this fact and furnish to the Authority a copy of any such notice, Order or Request;

7-2                                indemnify the Authority from and against all actions, claims, suits, demands, penalties or fines for or in respect of any failure to satisfactorily and completely comply with the requirements of such notice, order or request.

REPAIRS

8.             The Lessee will at all times well and sufficiently repair maintain, cleanse and keep the entire of the demised premises in good and substantial repair, condition and state of exterior decoration. The Lessee’s obligations under this Clause shall include all fences, drains, sewers or other conveniences and appurtenances belonging to the demised premises. The Lessee shall keep and maintain the lands of the demised premises not covered by buildings in a neat and tidy condition in a manner satisfactory to the Authority.

MAINTENANCE OF SERVICES

9.             During the term of this Lease or until they are taken in charge by the Local Authority (whichever is the lesser period) the Authority shall construct and maintain in good order, repair and condition the roads and footpaths coloured yellow on the map annexed hereto and shall maintain the sewers, drains and watermains (outside the perimeter of the demised premises) which serve the demised premises unless and until the same have been taken in charge by the Local Authority.

USE OF PREMISES

10.           The Lessee shall use the demised premises only for manufacturing and ancillary purposes.

11.           The Lessee shall not discharge or permit to be discharged into the sewer serving the demised premises any liquid matter or thing which is or may be liable to set or congeal at average sewer temperature or is capable of giving off any inflammable or explosive gas or any acid, alkali or other substance in sufficient concentration to cause corrosion to sewer pipes penstocks, gratings and sewer fittings.

12.           The Lessee shall not discharge or permit to be discharged any effluent into the surface water drainage system.

13.           The Lessee shall not do or permit to be done any act or thing which might be or grow to be a nuisance or to the annoyance, damage or inconvenience of the neighborhood or the property adjoining or near to the demised premises or of the owners or occupiers of any such property.

INSURANCE

14.           The Lessee shall keep all buildings on the demised premises insured against loss or damage by fire, storm, tempest, flood, explosion, aircraft or other aerial devices or articles dropped therefrom. The insurance shall be for the sum of money sufficient to cover the full cost of reinstating the buildings on the demised premises including architects’ fees in the event of total destruction thereof and the Authority shall be noted therein as an interested party but this clause shall not restrict payment by the insurer to the Lessee in due course following the making of a claim.

15.           If the premises or any part thereof shall at any time during the term be destroyed or damaged by any of the risks mentioned in Clause 14, the Lessee shall apply all monies received in respect of such insurance with all reasonable speed in the building, repairing and otherwise reinstating the premises according to the original plan or elevation thereof or as otherwise agreed with the Authority. Any deficiency in such monies shall be provided by the Lessee out of its own funds.

16.           The Lessee shall not carry on any business on the demised premises or store any material thereon which might render any such insurance void or voidable.

17.           The Lessee shall not do or permit to be done upon the premises anything which may render the Authority or the owner of adjoining premises liable to pay an increased or penal premium in respect of any insurance policies by the Authority or the owners of adjoining premises or which might render such insurance policies void or voidable or in any way prejudice the right of or increase the responsibility of the Authority or the owners of adjoining premises under any such insurance policies.

TERMINATION

18.           Notwithstanding anything hereinbefore contained it is expressly agreed by the Lessee and declared that if the Rent herein reserved or any part thereof shall at any time be in arrears and unpaid for 21 days after it shall become due (whether the same shall have been lawfully demanded or not) or shall be guilty of any breach of the conditions of this Lease and fail to make good any such breach within reasonable time it shall be lawful for the Authority to enter upon the demised premises or any part thereof in the name of the whole and peaceably to hold and enjoy the demised premises thenceforth as if these presents had not been made without prejudice however to any claim of the Authority against the Lessee arising out of any antecedent breach of any condition of this Lease.

THIRD SCHEDULE

1.             The yearly rent payable by the Lessee shall be subject to adjustment at the end of the first period of 5 years and at the end of the second period of 5 years of the term of this Lease in the manner hereinafter provided and after the first adjustment the Tenant shall pay the amount of the Rent as so adjusted in respect of the next following 5 year period of the said term and thereafter the yearly rent so adjusted for the residue of the said term PROVIDED THAT the yearly minimum rent payable by the Tenant throughout the said term shall be IR£14 per annum and no adjustment made under the provisions of this Schedule shall take effect so as to reduce the said Rent below the said figure.

2.             Subject to the provisions of this Schedule, the said adjustment at the end of each of the said periods of 5 years hereinbefore mentioned shall be calculated by reference to the change in the cost of living as indicated by the Consumer Price Index (hereinafter referred to as “the Index”) issued by the authority of the Central Statistics Office of the Republic of Ireland and at present officially published in the Irish Statistical Bulletin and shall be made by increasing the yearly rent payable at the end of the said periods of 5 years in proportion to the rise or fall in the respective Index Figures current on the 1st day of each of the said periods of 5 years compared with the Index figures current on the last day of each of the said periods.

3.             For the purpose of this paragraph, the Index figure current on the date aforementioned shall be that published on either of the said dates in the Irish Statistical Bulletin or other official publication, or if not published on either of the said days, then last published in the said Bulletin or publication immediately before either of them.

4.             If during the said periods of 5 years, the basis of the Index shall be changed by substituting a new basic or starting Index figure or otherwise the adjustment of the rent to be paid for the period following the expiration of the said periods of 5 years shall in default of agreement between the parties be determined by a Professional Valuer to be nominated by the President for the time being of the Irish Auctioneers & Valuers Institute and his determination shall be that of an Expert and not of an Arbitrator and shall be binding upon the parties and in making his determination the said person shall have regard to any official publication relating to the change in the cost of living during the said period issued by the authority of the Government of the Republic of Ireland or by any responsible organisation.

PROVIDED THAT the adjustment in the rent to be made at the end of the said periods of 5 years during which the basis of any new or revised Index remains unchanged shall continue to be made in accordance with the provisions of Paragraphs 1 and 2 hereof and FURTHER PROVIDED that notwithstanding anything hereinbefore provided the amount of any adjustment in Rent shall not exceed 10% of the Rent payable immediately prior to such adjustment.

QUIET ENJOYMENT

5.             On the Lessee paying the Rent hereby reserved and performing and observing the conditions and agreements of this Lease, the Lessee shall and may peaceably hold and enjoy the demised premises during the term of the Lease without interruption by the Authority or any person lawfully claiming under or in trust for it.

The Authority hereby assets to the registration of this Lease and the rights hereby granted as a burden on Folio 6078F of the Register County Wicklow and consents to the use of the Land Certificate of the said Folio for the purposes of such registration.

IT IS HEREBY CERTIFIED by the Lessee that it is the person becoming entitled to the entire beneficial interest in the interest hereby created and that all necessary consents under Sections 12 and 45 of the Land Act 1965 have been obtained and that all conditions attached thereto have been complied with.

IN WITNESS whereof the above named parties have hereunto set their hands and affixed their Seals this day and year first herein written.

PRESENT when the Seal of the

INDUSTRIAL DEVELOPMENT AUTHORITY

was affixed hereto:-

Member/Authorised Officer

Member/Authorised Officer

PRESENT when the Seal of

MCGHAN LIMITED

was affixed hereto:-

/s/ Donald K. McGhan
DIRECTOR/CHAIRMAN

Dated the day of 19

INDUSTRIAL DEVELOPMENT AUTHORITY

One Part

with

MCGHAN LIMITED

Other Part

OPTION AGREEMENT

INDUSTRIAL DEVELOPMENT AUTHORITY
Wilton Park House
Wilton Place
DUBLIN 2

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